As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Prairie Operating Co.
(Exact name of registrant as specified in its charter)

Delaware	1311	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 400

Houston, TX 77007

(713) 424-4247

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Kovalik Chief Executive Officer 55 Waugh Drive, Suite 400 Houston, Texas 77007 (713) 424-4247

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Paul Conneely Bryn Sappington Norton Rose Fulbright US LLP 2200 Ross Avenue Suite 3600 Dallas, Texas 75201 (214) 855-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-282730)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Prairie Operating Co. (“the Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-282730) initially filed on October 18, 2024, as amended by that certain Amendment No. 1 on November 22, 2024, and as further amended by that certain Amendment No. 2 on December 10, 2024, which was declared effective by the Securities and Exchange Commission (“SEC”) on December 20, 2024 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Initial Registration Statement are being registered.

This Registration Statement is being filed with respect to the registration of an additional $50,000,000 aggregate maximum amount of the Company’s securities, which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit Number	Exhibits
5.1	Opinion of Norton Rose Fulbright US LLP as to the legality of the securities being registered.*
23.1	Consent of Cawley, Gillespie & Associates, Inc.*
23.2	Consent of Ham, Langston & Brezina L.L.P.*
23.3	Consent of Moss Adams LLP.*
23.4	Consent of Plante & Moran, PLLC.*
23.5	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signatures pages hereto).*
107	Filing Fee Table.*

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on March 24, 2025.

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Edward Kovalik and Craig Owen, as his attorney-in-fact and agent, with full power of substitution and resubstitution, on his behalf, in any and all capacities, to sign this registration statement and any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to perform and do any and all acts and things whatsoever that any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the matters described in these resolutions, as fully as such officer or director might or could do if personally present and acting.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edward Kovalik	Chief Executive Officer and Chairman	March 24, 2025
Edward Kovalik	(Principal Executive Officer)

/s/ Craig Owen	Executive Vice President & Chief Financial Officer	March 24, 2025
Craig Owen	(Principal Financial and Accounting Officer)

/s/ Gary C. Hanna	President and Director	March 24, 2025
Gary C. Hanna

/s/ Gizman I. Abbas	Director	March 24, 2025
Gizman I. Abbas

/s/ Stephen Lee	Director	March 24, 2025
Stephen Lee

/s/ Jonathan Gray	Director	March 24, 2025
Jonathan Gray

/s/ Erik Thoresen	Director	March 24, 2025
Erik Thoresen

/s/ Richard N. Frommer	Director	March 24, 2025
Richard N. Frommer

II-2